EXHIBIT 10.11

                            INDEMNIFICATION AGREEMENT

[Name and Address of
Director or Officer]

Dear

          This letter will confirm the agreements and understandings between Kaneb Services, Inc. (the "Company") and you regarding your past and continued service as an officer or director of the Company.

          It is and has been the policy of the Company to indemnify its officers and directors against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company and to insure its directors and officers against such liabilities, as and to the extent permitted by applicable law and in accordance with the principles of good corporate governance. In this regard, the Company's bylaws require that the Company indemnify and advance costs and expenses to (collectively, "indemnify") its directors and officers, as permitted by Delaware law. A copy of the relevant provisions of the Company's bylaws, as amended, are attached hereto.

          In consideration of your past and continued service as an officer or director of the Company, the Company shall indemnify you and hereby confirms its agreement to indemnify you to the full extent permitted by applicable law and the bylaws of the Company as currently in effect. In particular, as provided by the bylaws, the Company shall make any necessary determination as to your entitlement to indemnification in respect of any liability promptly upon receiving a written request from you for indemnification against such liability. You have agreed, and do hereby agree, to provide the Company with such information or documentation as the Company may reasonably request to evidence the liabilities against which indemnification is sought or as may be necessary to permit the Company to submit a claim in respect thereof under any applicable directors and officers liability insurance or other liability insurance policy. You have further agreed, and do hereby agree, to cooperate with the Company in the making of any determination regarding your entitlement to indemnification. If the Company does not make a determination within a reasonable time not to exceed 30 days, a favorable determination will be deemed to be made, and you shall be entitled to payment, subject only to your written agreement to refund such payment if a contrary determination is later made and the delay was by reason of the inability of the Company to make such determination within such period. In the event the Company shall determine that you are not entitled to indemnification, the Company shall give you written notice thereof specifying the reason therefor, including any determinations of fact or conclusions of law relied upon in reaching such determination. Notwithstanding any determination made by the Company that you are not entitled to indemnification, you shall be entitled to seek a de novo judicial determination of your right to indemnification under the bylaws and this agreement by commencing an appropriate action therefor within 180 days after the Company shall notify you of its determination. The Company shall not oppose any such action by reason of any prior determination made by it as to your right to indemnification or, except in good faith, raise any objection not specifically relating to the merits of your indemnification claim or not considered by the Company in making its own determination. In any such proceeding, the Company shall bear the burden of proof in showing that your conduct did not meet the applicable standard of conduct required by the bylaws or applicable law for indemnification. It is understood that any expenses incurred by you in any investigation or proceeding by the Company or before any court commenced for the purpose of making any such determination shall be reimbursed by the Company. No future amendment of the bylaws shall diminish your rights under this agreement, unless you shall have consented to such amendment.

         Your right to indemnification as aforesaid shall be in addition to any right to remuneration to which you may from time to time be entitled as an officer, director or employee or the Company.

         It is understood and agreed that your right to indemnification shall not entitle you to continue in your present position with the Company or any future position to which you may be appointed or elected and that you shall be entitled to indemnification under the by-laws only in respect to liabilities arising out of acts or omissions or alleged acts or omissions by you as an officer or director of the Company, but you shall be entitled to such indemnification with respect to any such liability, whether incurred or arising during or after your service as an officer or director and whether before or after the date of this letter, in respect of any claim, cause, action, proceeding or investigation, whether commenced, accruing or arising during or after your service as an officer or director and whether before or after the date of this letter.

         This agreement shall terminate upon the later of (i) the tenth anniversary of the date on which you shall cease to be a director or officer of the Company or (ii) the final termination or resolution of all actions, suits, proceedings or investigations commenced within such ten-year period and relating to the Company or your services thereto to which you may be or become a party and of all claims for indemnifications by you under this agreement asserted within such ten-year period.

         This agreement supersedes any and all prior agreements between the Company and you relating to the subject matter hereof. It is understood and agreed that this agreement is binding upon the Company and its successors and shall inure to your benefit and that of your heirs, distributees and legal representatives. This agreement, and the interpretation and enforcement thereof, shall be governed by the laws of the State of Delaware. In confirmation of the provisions of the Company's bylaws, the Company hereby agrees to pay, and you shall he held harmless from and indemnified against any costs and expenses (including attorneys' fees) which you may reasonably incur in connection with any challenge to the validity of, or the performance and enforcement of, this agreement, in the same manner as provided by the Company's bylaws,

         If the foregoing is in accordance with your understanding of our agreement, kindly countersign the enclosed copy of this letter, whereupon this letter shall become a binding agreement in accordance with the laws of the State of Delaware.
                                       Very truly yours,

                                       KANEB SERVICES, INC.
                                       By: